                                                                   Exhibit 10(b)



                              EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                         GENERAL WATERWORKS CORPORATION
                                      AND
                                RONALD S. DUNGAN

AGREEMENT, dated as of October 28, 1993, by and between GENERAL WATERWORKS CORPORATION (the "Employer"), and RONALD S. DUNGAN (the "Employee").

IN CONSIDERATION OF the mutual covenants herein contained, and other good and valuable consideration, the parties hereto agree as follows:

1.   Employment.
     ----------
     (a) Employer hereby agrees to employ Employee, and Employee agrees to serve as an employee of Employer during the Period of Employment, as an Executive Officer of the Employer.

     (b) If at any time during the Period of Employment, the Employer fails, without Employee's consent, to cause Employee to be elected or re-elected as an Executive Officer of the Employer, or removes Employee from such offices, or if at any time during the Period of Employment, Employee shall fail to be vested by the Board of Directors of the Employer with the power and authority of an Executive Officer of Employer at a level equivalent to Employee's current position, Employee shall have the right by written notice to Employer to terminate his services hereunder, effective as of the last day of the month after the month of receipt by Employer of the written notice, in which event the Period of Employment, as hereinafter defined, shall so terminate on the last day of such month; termination under these circumstances shall be deemed pursuant to paragraph (a) of Section 6 hereof as a termination by Employee with "Good Reason" (as defined therein) with all the consequences which flow from such termination.

2.   Period of Employment.
     --------------------

     The "Period of Employment" shall be the period commencing January 1, 1994 or such later date as the merger between Employer and United Water Resources Inc., pursuant to the Agreement and Plan of Merger dated as of September 15, 1993, is consummated, and ending on December 31, 1996.

3.   Duties During the Period of Employment.
     --------------------------------------

     Employee shall devote Employee's full business time, attention and best efforts to the affairs of Employer and the parent company and subsidiaries of Employer during the Period of Employment as an Executive Officer of Employer at a level equivalent to Employee's current position, provided,
                                                                    --------
     however, that Employee may engage in other activities, such as activities
     -------
     involving professional, charitable, educational, religious and similar types of organizations, speaking engagements, membership on the Board of Directors of other organizations (as Employer may from time to time agree to), and similar type activities to the extent that such other activities do not inhibit or prohibit the performance of Employee's duties under this Agreement, or conflict in any material way with the business of Employer and the parent company and subsidiaries of Employer.

4.   Current Cash Compensation.
     -------------------------
     (a)  Base Annual Salary.
          ------------------

          Employer will pay to Employee during the Period of Employment a base annual salary of $200,000, payable in accordance with Employee's normal payroll policies for senior executives, subject to applicable withholding of taxes and other applicable payroll deductions. It is agreed between the parties that Employer shall review the base annual salary annually and in light of such review may, in the discretion of the Board of Directors of Employer (but shall not be obligated to), increase such base annual salary taking into account any change in Employee's then responsibilities, increases in the cost of living, increases in compensation of other executives of Employer and the parent company and subsidiaries of Employer, performance by Employee, and other pertinent factors.

     (b)  Discretionary Bonus.
          -------------------

          During the Period of Employment, Employer, in its sole discretion, may award to Employee an annual bonus based on Employee's performance and other factors; provided, however, that while not being legally
                         --------  -------
          required to pay any bonus, Employer agrees to take into account, in determining the amount of the annual bonus, the factors described in paragraph (a) of this Section.

5.   Other Employee Benefits.
     -----------------------
     (a)  Vacation and Sick Leave.
          -----------------------

          Employee shall be entitled to reasonable paid annual vacation periods and to reasonable sick leave as determined by the Board of Directors of Employer but no less than Employer's policy at the date of this Agreement.

     (b)  Regular Reimbursed Business Expenses.
          ------------------------------------

          Employer shall reimburse Employee for all travel and other expenses and disbursements reasonably incurred by Employee in the performance of Employee's duties during the Period of Employment, in accordance with Employer's established policies.

     (c)  Employer's Benefit Plans or Arrangements.
          ----------------------------------------

          Employee, subject to the provisions of this Agreement, shall be entitled to participate in all employee benefit plans of Employer in which other executives of Employer participate, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, plans providing retirement benefits, medical insurance, disability insurance, and accidental death or dismemberment insurance and shall be entitled to full credit thereunder for all service with Employer and any successor. Employee shall be provided with the use of a company car with all lease, operating costs, insurance, etc. paid by Employer. Benefits shall be at least comparable to those provided by the current plans of Employer.

     (d)  Employer's Executive Compensation Plans.
          ---------------------------------------

          Employee, subject to the provisions of this Agreement, shall be entitled to participate in all executive compensation plans of Employer, as presently in effect or as they may be modified or added to by Employer from time to time, including, without limitation, management incentive plans, deferred compensation plans, supplemental retirement plans and stock and stock option plans. Employee shall be entitled to benefit opportunities and incentives at least comparable to those to which Employee is entitled at the date of this Agreement.

     6.   Termination.
          -----------
          (a)  Termination by Employer Other than for Cause or by Employee with
               ----------------------------------------------------------------
               Good Reason.
               -----------

               If Employer should terminate the Period of Employment other than for Cause, as defined herein, or if Employee should terminate the Period of Employment with Good Reason, in addition to all other benefits, if any, payable as provided for hereunder, Employer shall forthwith pay to Employee an amount equal to the sum of (a) the result of multiplying (i) the sum of the base annual salary payable to Employee pursuant to paragraph (a) of Section 4 as of the date of termination of the Period of Employment and the average annual compensation earned under Employer's management incentive plan during the three years prior to termination by
               (ii) the number of years (and fractions thereof) then remaining in the Period of Employment and (b) the discretionary bonus earned by Employee pursuant to paragraph (b) of Section 4.

               "Cause" shall mean the continued and willful failure by Employee to perform substantially his duties with Employer (other than any such failure resulting from incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Employee by Employer; conviction of a felony; excessive absenteeism not related to illness, sick leave or vacations, but only after notice from Employer followed by a repetition of such excessive absenteeism; misconduct or dishonesty that is harmful to the interest of Employer; or material breach by Employee of this Agreement.

               Employee's termination with "Good Reason" shall mean Employee's termination of his employment pursuant to paragraph (b) of
               Section 1 above; a reduction by Employer in Employee's base annual salary as in effect immediately prior to such reduction; or a material breach by Employer of its obligations under this Agreement.

          (b)  Termination by Employee or by Employer for Cause.
               ------------------------------------------------
               (i) Employee shall have the right, upon 30 days' notice given to Employer in accordance with Section 10 hereof, or as otherwise agreed to by Employer, to terminate the Period of Employment.
               (ii) If Employee should terminate the Period of Employment pursuant to Section 6(b)(i) above or Employer should terminate the Period of Employment for Cause, as herein defined, Employee will only be entitled to be paid the base annual salary otherwise payable to Employee under paragraph
                    (a) of Section 4 through the end of the month in which the Period of Employment is terminated.

          (c)  Consulting Agreement Following Termination of Employment.
               --------------------------------------------------------

               If Employer should terminate the Period of Employment other than for Cause, as defined herein, or if Employee should terminate the Period of Employment with Good Reason, or if Employee shall not continue to be employed by Employer or a successor until age 65 at a level equivalent to Employee's current position except as a result of termination by Employer for Cause or by Employee without Good Reason, then Employee shall be entitled to be paid a consulting fee of $100,000 per year, payable in equal monthly installments subject to withholding of applicable taxes and other payroll deductions until December 31 of the year in which Employee reaches the age of 65; provided however,
                                               -------- -------
               (i) in the event that Employee is employed by any person, partnership or corporation engaged in any business in competition with the business of Employer and the parent company and subsidiaries of Employer, the consulting arrangement shall terminate and
               (ii) in the event Employee is employed by any other person, partnership or corporation, the consulting fee shall be reduced to $50,000 per year.

     7.   Source of Payments.
          ------------------

          All payments provided herein shall be paid from the general funds of Employer unless otherwise properly payable under any contract, trust or other arrangement maintained by Employer for purposes of such payment. Employer shall not be required to segregate any funds, create any trust or make any special deposits to fund any obligations under this Agreement, provided, however, that Employer, at its sole
                                --------  -------
          and absolute discretion, may take any steps it deems appropriate to meet its obligations hereunder.

     8.   Non-Disclosure.
          --------------

          Employee shall not, at any time during or following the Period of Employment, disclose, use, transfer or sell, except in the course of employment with Employer, any confidential information or proprietary data of Employer and the parent company and subsidiaries of Employer so long as such information or proprietary data remains confidential and has not been disclosed or is not otherwise in the public domain, except as required by law or pursuant to legal process.

     9.   Noncompetition Agreement.
          ------------------------

          Without the consent in writing of the Board of Directors of Employer, during the Period of Employment and for a period of two years after termination of Employee's employment for any reason whatsoever, Employee will not permit his name to be used by, or engage in, or carry on, directly or indirectly, either for himself or as a member of a partnership or as more than a five percent (5%) stockholder, investor, officer or director of a corporation or as an employee, agent, associate or consultant of any person, partnership or corporation, any business in competition with the business carried on in the United States by Employer and the parent company and subsidiaries of Employer.

     10.  Governing Law.
          -------------

          This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of Delaware, without reference to rules relating to conflicts of law. If under such law, any portion of this Agreement is at any time deemed to be in conflict with any applicable statute, rule, regulation or ordinance, such portion shall be deemed to be modified or altered to conform thereto or, if that is not possible, to be omitted from this Agreement; the invalidity of any such portion shall not affect the force, effect and validity of the remaining portion hereof.

     11.  No Attachment.
          -------------

          Except as required by law, no right to receive any payment or benefit under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

     12.  Notices.
          -------

          All notices under this Agreement shall be in writing and shall be deemed effective when delivered in person, or forty-eight (48) hours after deposit thereof in the U.S. mails, postage prepaid, for delivery as registered or certified mail--addressed, in the case of Employee, to him at his residential address, and in the case of Employer, to its corporate headquarters, attention of the Secretary, or to such other address as Employee or Employer may designate in writing at any time or from time to time to the other party.

          In lieu of personal notice by deposit in the U.S. mail, a party may give notice by telegram, telex or telecopier.

     13.  Miscellaneous.
          -------------

          This Agreement constitutes the entire understanding between Employer and Employee relating to employment of Employee by Employer and supersedes and cancels all prior written and oral agreements and understandings with respect to the subject matter of this Agreement. This Agreement may be amended but only by a subsequent written agreement of the parties. This Agreement shall be binding upon and shall inure to the benefits of Employee, Employee's heirs, executors, administrators and beneficiaries, and Employer and its successors, whether by merger, combination sale of assets or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the year and day first above written.

                                         General Waterworks Corporation

                                         By:  F. PIZZITOLA
                                              ------------------------------

                                                 RONALD S. DUNGAN
                                             -----------------------------
                                              Ronald S. Dungan